United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of earliest event reported January 5, 1999
                        Date of Report January 20, 1999


                     HYDROCHEM INDUSTRIAL SERVICES, INC. (*)
             (Exact name of registrant as specified in its charter)



            Delaware                     333-34323                75-2503906
(State or other jurisdiction of     (Commission File         (I.R.S. Employer
 incorporation or organization)         Number)           Identification Number)


       900 Georgia Avenue
        Deer Park, Texas                                          77536
(Address of principal executive offices)                        (Zip Code)


                                 (713) 393-5600
              (Registrant's telephone number, including area code)


















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*  HydroChem  International,  Inc.,  a direct and  wholly  owned  subsidiary  of
HydroChem Industrial Services, Inc., is a Co-Registrant. It is incorporated under the laws of the State of Delaware and its I.R.S. Employer Identification Number is 75-2512100.



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Item 2.  Acquisition or Disposition of Assets.

        On January 5, 1999, HydroChem Industrial Services, Inc. (the "Company") acquired substantially all of the assets and assumed certain liabilities of Valley Systems, Inc., a Delaware corporation, and Valley Systems of Ohio, Inc., an Ohio corporation (collectively "Valley"). The acquisition, effective as of January 1, 1999, was pursuant to the terms and conditions of a Second Amended and Restated Asset Purchase Agreement dated as of September 8, 1998. The assets acquired consisted primarily of (i) accounts receivable, (ii) property, plant and equipment, (iii) intangibles, including customer agreements, customer lists, and facility leases, and (iv) other operating assets. The Company intends to use these assets in the operation of its existing industrial cleaning business and the industrial cleaning business acquired from Valley. In this regard, substantially all Valley employees at the time of closing accepted offers of employment from the Company. The purchase price for the acquired assets, which is subject to certain post closing adjustments, was approximately $29.8 million in cash of which $4 million was deposited into escrow. In addition, the Company assumed approximately $2.3 million in capital lease obligations and paid $5.3 million in cash at closing to retire Valley's bank debt. The source of funds for the purchase price and the retirement of the Valley bank debt was a combination of cash on hand and borrowings under the Company's credit facility.

Item 7.  Financial Statements and Exhibits.

        (a) Financial statements of the business acquired will be filed as an amendment to this Form 8-K within 60 days of this filing.

        (b) Pro forma financial information will be filed as an amendment to this Form 8-K within 60 days of this filing.

        (c)  Exhibits.


Exhibit
Number               Description

10.1 Second Amended and Restated Asset Purchase Agreement by and among HydroChem Industrial Services, Inc., Valley Systems, Inc., and Valley Systems of Ohio, Inc. dated as of September 8, 1998. Pursuant to Item 601 of Regulation S-K, the Registrants will furnish any exhibit or schedule thereto to the Securities and Exchange Commission upon request.

10.2 Escrow Agreement dated as of January 5, 1999 among HydroChem Industrial Services, Inc., Valley Systems, Inc., Valley Systems of Ohio, Inc. and Bank One Texas, N. A.

99.1 Press release dated January 5, 1999 regarding the acquisition of the operating assets and assumption of certain liabilities of Valley Systems, Inc. and Valley Systems of Ohio, Inc.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HYDROCHEM INDUSTRIAL SERVICES, INC.


Date: January 20, 1999                 By:  /s/ Selby F. Little, III
                                            ------------------------
                                                Selby F. Little, III
                                                Executive Vice President
                                                and Chief Financial Officer






                                       HYDROCHEM INTERNATIONAL, INC.


Date: January 20, 1999                 By:  /s/ Selby F. Little, III
                                            ------------------------
                                                Selby F. Little, III
                                                Executive Vice President
                                                and Chief Financial Officer



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                                  EXHIBIT INDEX


10.1 Second Amended and Restated Asset Purchase Agreement by and among HydroChem Industrial Services, Inc., Valley Systems, Inc., and Valley Systems of Ohio, Inc. dated as of September 8, 1998.

10.2 Escrow Agreement dated as of January 5, 1999 among HydroChem Industrial Services, Inc., Valley Systems, Inc., Valley Systems of Ohio, Inc. and Bank One Texas, N. A.

99.1 Press release dated January 5, 1999 regarding the acquisition of the operating assets and assumption of certain liabilities of Valley Systems, Inc. and Valley Systems of Ohio, Inc.


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